Exhibit 4.1

EXECUTION VERSION

SPIRIT AEROSYSTEMS, INC.,
as Issuer

and

SPIRIT AEROSYSTEMS HOLDINGS, INC.,

as Guarantor

$300,000,000 Senior Floating Rate Notes due 2021
$300,000,000 3.950% Senior Notes due 2023
$700,000,000 4.600% Senior Notes due 2028

INDENTURE

Dated as of May 30, 2018

THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.,
as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section

310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.07
(b)	12.03
(c)	12.03
313 (a)	7.06
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314 (a)	4.03; 4.04; 12.05
(b)	N.A.
(c)(l)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315 (a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
316 (a) (last sentence)	2.11
(a)(l)(A)	6.05
(a)(l)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.17
317 (a)(l)	6.08
(a)(2)	6.09
(b)	2.06
318 (a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*                 This Cross Reference Table is not part of this Indenture.

i

		Page

Section 7.08	Replacement of Trustee	32
Section 7.09	Successor Trustee by Merger, etc.	33
Section 7.10	Eligibility; Disqualification	33
Section 7.11	Preferential Collection of Claims Against Company	33

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance	33
Section 8.02	Legal Defeasance and Discharge	33
Section 8.03	Covenant Defeasance	34
Section 8.04	Conditions to Legal or Covenant Defeasance	34
Section 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions	35
Section 8.06	Repayment to Company	35
Section 8.07	Reinstatement	36

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes	36
Section 9.02	With Consent of Holders of Notes	37
Section 9.03	Compliance with Trust Indenture Act	38
Section 9.04	Revocation and Effect of Consents	38
Section 9.05	Notation on or Exchange of Notes	38
Section 9.06	Trustee to Sign Amendments, etc.	38

ARTICLE X

SATISFACTION AND DISCHARGE

Section 10.01	Satisfaction and Discharge	38
Section 10.02	Application of Trust Money	39

ARTICLE XI

NOTE GUARANTEES

Section 11.01	Note Guarantees	40
Section 11.02	Execution and Delivery of Note Guarantee	41
Section 11.03	Severability	41
Section 11.04	Limitation of Guarantor’s Liability	41
Section 11.05	Benefits Acknowledged	42

ARTICLE XII

MISCELLANEOUS

Section 12.01	Trust Indenture Act Controls	42

EXHIBIT A-1 — Form of Senior Floating Rate Note Due 2021

EXHIBIT A-2 — Form of 3.950% Senior Note due 2023

EXHIBIT A-3 — Form of 4.600% Senior Note due 2028

INDENTURE, dated as of May 30, 2018, by and among Spirit AeroSystems, Inc., a Delaware corporation (the “Company”), Spirit AeroSystems Holdings, Inc., a Delaware corporation (“Holdings”), as Guarantor, and The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

The Company, Holdings and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes (as defined below) issued under this Indenture.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01             Definitions.

“2023 Notes” means the Company’s 3.950% Senior Notes due 2023.

“2028 Notes” means the Company’s 4.600% Senior Notes due 2028.

“Additional 2023 Notes” means additional 2023 Notes (other than Initial 2023 Notes) issued under this Indenture in accordance with Section 2.16.

“Additional 2028 Notes” means additional 2028 Notes (other than Initial 2028 Notes) issued under this Indenture in accordance with Section 2.16.

“Additional Floating Rate Notes” means additional Floating Rate Notes (other than Initial Floating Rate Notes) issued under this Indenture in accordance with Section 2.16.

“Additional Notes” means, collectively, Additional Floating Rate Notes, Additional 2023 Notes and Additional 2028 Notes.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Custodian, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer, exchange, or conversion of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such payment, tender, redemption, transfer, exchange, or conversion.

“Attributable Debt” means, when used in connection with a sale and leaseback transaction, the total net amount of rent (discounted at the weighted average yield to maturity of the Company’s outstanding senior debt securities) required to be paid during the remaining term of the applicable lease.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Below Investment Grade Rating Event” with respect to the Notes means that such Notes become rated below Investment Grade by each Rating Agency on any date from the date of the public notice by Holdings or the Company of an arrangement that results in a Change of Control until the end of the 60-day period following the earlier of (i) the occurrence of a Change of Control and (ii) such public notice by Holdings or the Company of an arrangement that could result in a Change of Control (which period will be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)           with respect to a partnership, the board of directors of the general partner of the partnership;

(3)           with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means, except as set forth in the Form of Floating Rate Note applicable to Floating Rate Notes, any day other than a Legal Holiday.  If a payment date falls on a day that is not a Business Day, the related payment shall be made on the next succeeding Business Day as if made on the date the payment is due, and no interest shall accrue on such payment for the intervening period. In the case of the Floating Rate Notes, if any Interest Payment Date (other than the maturity date) is postponed as described above, the amount of interest for the relevant Interest Period will be adjusted accordingly.

“Change of Control” means the occurrence of any one of the following:

(1)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries, or the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Holdings or one of its Subsidiaries;

(2)           the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Holdings or one of its Subsidiaries becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Holdings or the Company, measured by voting power rather than number of shares provided that a merger shall not constitute a “change of control”

under this definition if (i) the sole purpose of the merger is the reincorporation of Holdings or any of its Subsidiaries in another state and (ii) the shareholders of Holdings or such Subsidiary, as applicable, and the number of shares of its Voting Stock, measured by voting power and number of shares, owned by each of them immediately before and immediately following such merger are identical;

(3)           the adoption by the holders of Voting Stock of Holdings of a plan relating to the liquidation, dissolution or winding up of Holdings; or

(4)           Holdings ceases to own 100% of the equity interests of the Company.

“Change of Control Offer” has the meaning assigned to such term in Section 4.10(a).

“Change of Control Payment Date” has the meaning assigned to such term in Section 4.10(b).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.  Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Company” means Spirit AeroSystems, Inc., and, subject to Article V, any and all successors thereto.

“Company Order” means a written order signed in the name of the Company by an Officer.  A Company Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

“Comparable Treasury Issue” means, with respect to any redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming that such Notes matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Fixed Rate Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average as determined by the Company of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average as determined by the Company of all such quotations.

“Consolidated Net Tangible Assets” means the total amount of assets minus (i) all applicable reserves; (ii) all current liabilities (excluding any liabilities which are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness); and (iii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as shown in Holdings’ audited consolidated balance sheet contained in Holdings then most recent annual report to stockholders, except that assets will include an amount equal to the Attributable Debt in respect of any sale and leaseback transaction not capitalized on such balance sheet.

“Corporate Trust Office of the Trustee” means the designated office of the Trustee at which at any time its corporate trust business in respect of this Indenture shall be administered, which office at the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention:  Corporate Finance Unit, except that with respect to presentation of the Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 101 Barclay Street, New York, New York 10286; Attention:  Corporate Trust Division - Corporate Finance Unit, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for the Depositary with respect to any Global Notes, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note of a Series registered in the name of the Holder thereof and issued in accordance with Section 2.08 or 2.12 hereof, in substantially the form of Exhibit A-1, A-2 or A-3 hereto, as applicable, except that such Note shall not bear the Global Note legend set forth in Exhibit A-1, A-2 or A-3, as applicable.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.05 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Dollars” and “$” means the currency of The United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fixed Rate Notes” shall mean, collectively, the 2023 Notes and the 2028 Notes.

“Floating Rate Notes” means the Company’s Senior Floating Rate Notes due 2021.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of The United States of America.

“GAAP” means generally accepted accounting principles set forth in the Financial Accounting Standards Board codification (or by agencies or entities with similar functions of comparable stature and authority within the U.S. accounting profession) or in rules or interpretative releases of the SEC applicable to SEC registrants; provided that (a) if at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, Holdings or the Company may irrevocably elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (i) IFRS for periods beginning on and after the date of such notice or a later date as specified in such notice as in effect on such date and (ii) for prior periods, GAAP as defined in the first sentence of this definition and (b) GAAP is determined as of the date of any calculation or determination required hereunder; provided that the Company, on any date, may, by providing notice thereof to the Trustee, elect to establish that GAAP shall mean GAAP as in effect on such date.

“Global Note” or “Global Notes” means the Notes in the form established pursuant to Section 2.03 hereof, evidencing all or part of a Series of Notes issued to the Depositary for such Series or its nominee and registered in the name of such Depositary or nominee.

“Government Securities” means direct obligations of, or obligations guaranteed by, The United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business) direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness.

“Guarantor” means Holdings and its successors and assigns.

“Holder” means a Person in whose name a Note is registered.

“Holdings” has the meaning assigned to such term in the introductory paragraph of this Indenture.

“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board or any successor to such Board, or the SEC, as the case may be), as in effect from time to time

“Indenture” means this Indenture, as amended, supplemented or restated from time to time in accordance with the terms hereof.

“Initial 2023 Notes” means the $300,000,000 aggregate principal amount of the 2023 Notes issued on the Issue Date.

“Initial 2028 Notes” means the $700,000,000 aggregate principal amount of the 2028 Notes issued on the Issue Date.

“Initial Floating Rate Notes” means the $300,000,000 aggregate principal amount of the Floating Rate Notes issued on the Issue Date.

“Initial Notes” means, collectively, the Initial Floating Rate Notes, the Initial 2023 Notes and the Initial 2028 Notes.

“Investment Grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P) and a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s).

“Issue Date” means May 30, 2018.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city of Wichita, Kansas or the city where the Corporate Trust Office of the Trustee is located at such time are required or authorized by law, regulation or executive order to close or be closed.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Note Guarantee” means each Guarantee of the obligations with respect to the Notes issued by Holdings pursuant to the terms of this Indenture.

“Notes” means the Initial Notes and any Additional Notes.  Each of the Floating Rate Notes, the 2023 Notes and the 2028 Notes is referred to herein as a “Series” of notes.

“Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, the Assistant Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of the Company that meets the requirements of Section 12.05 hereof, and delivered to the Trustee.

“Opinion of Counsel” means an opinion from legal counsel, who may be an employee of or counsel to the Company or any Subsidiary of the Company, or other counsel reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof.

“Par Call Date” means (i) with respect to the 2023 Notes, May 15, 2023 and (ii) with respect to the 2028 Notes, March 15, 2028.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any building, structure or other facility located within the United States (other than its territories and possessions) and owned by Holdings or any Restricted Subsidiary, the book value of which is not less than the greater of (i) 2% of the Consolidated Net Tangible Assets of Holdings and its consolidated Subsidiaries measured as of the date of the incurrence of any such indebtedness or (b) $75 million; provided that the term “Principal Property” does not include any such property or asset that is financed through the issuance of tax exempt governmental obligations or an industrial revenue bond, pollution control bond or similar financing arrangement with any U.S. federal, state or municipal government or other governmental body or agency.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Rating Agency” means (1) each of S&P and Moody’s; and (2) if either S&P or Moody’s ceases to rate the Notes of each Series or fails to make a rating of the Notes of each Series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors of Holdings and reasonably acceptable to the Trustee) as a replacement agency for S&P or Moody’s, or all of them, as the case may be.

“Reference Treasury Dealer” means (i) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC and their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Registered Note” means any Note in the form (to the extent applicable thereto) established pursuant to Section 2.01 hereof which is registered on the books of the Registrar.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the applicable Note.

“Responsible Officer,” when used with respect to the Trustee, means any officer assigned to the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(c)(2) and the second sentence of Section 7.05 shall also include any other Officer of the Trustee to whom any corporate trust matter is referred because of such Officer’s knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary (a) substantially all the property of which is located within the United States (other than its territories and possessions) and (b) that owns any Principal Property; provided that the term “Restricted Subsidiary” shall include the Company and shall not include any Subsidiary that is principally engaged in leasing or in financing receivables or that is principally engaged in financing Holdings’ operations outside the United States (including its territories and possessions), and shall not include Kansas Industrial Energy Supply Company.

“S&P” means S&P Global Ratings, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” has the meaning set forth in the definition of “Notes.”

“Special Record Date” for the payment of any Defaulted Interest on the Registered Notes means a date fixed by the Trustee pursuant to Section 2.14 hereof.

“Stated Maturity” means, with respect to any installment indebtedness, the date specified as the fixed date on which the final payment of principal was scheduled to be paid in the documentation governing such indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by Holdings or by one or more other Subsidiaries.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder.

“Voting Stock” of any specified Person as of any date means any and all shares or equity interests (however designated) of such Person that are ordinarily, in the absence of contingencies, entitled to vote generally in the election of the Board of Directors, managers or trustees of such Person (or Persons performing similar functions), as applicable, even if the right so to vote has been suspended by the happening of a contingency.

Section 1.02             Other Definitions.

Term	Defined in Section

“Acceleration Event”	6.01
“Applicable Law”	7.02(m)
“Covenant Defeasance”	8.03
“Defaulted Interest”	2.14
“DTC”	2.05
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Liens”	4.08
“Note Register”	2.05
“Paying Agent”	2.05
“Payment Default”	6.01
“Registrar”	2.05

Section 1.03             Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, and any other obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04             Rules of Construction.  Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           “will” and “shall” be interpreted to express a command;

(6)           provisions apply to successive events and transactions; and

(7)           references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE II

THE NOTES

Section 2.01             Form Generally.  The Floating Rate Notes shall be substantially in the form of Exhibit A-1 attached hereto, the 2023 Notes shall be substantially in the form of Exhibit A-2 attached hereto and the 2028 Notes shall be substantially in the form of Exhibit A-3 attached hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officer executing such Notes as evidenced by such Officer’s execution of the Notes.

The certificated Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, provided that such method is permitted by the rules of any securities exchange on which such Notes may be listed, all as determined by the Officer executing such Notes as evidenced by such Officer’s execution of such Notes.

Section 2.02             Execution, Authentication Delivery and Dating.  One Officer shall sign the Notes for the Company by manual, facsimile or electronic signature.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual, facsimile or electronic signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual, facsimile or electronic signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.  The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A.,
as Trustee
Date:	By:
Authorized Signatory

Each Note shall be dated the date of its authentication.

With respect to Notes that are not to be originally issued at one time, the Trustee may conclusively rely, as to the authorization by the Company of any of such Notes, on the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to this Section, as applicable, in connection with the first authentication of Notes.

Notwithstanding the foregoing, if any Note shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.13 hereof together with a written statement stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.03             Notes in Global Form.  Notes issued as a Global Note shall represent such of the outstanding Notes as shall be specified therein and may provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon or otherwise notated on the books and records of the Registrar and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the aggregate principal amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by the Holder thereof.

Global Notes may be issued in either registered or bearer form and in either temporary or permanent form.  Permanent Global Notes will be issued in definitive form.

The provisions of the last sentence of Section 2.02 hereof shall apply to any Note represented by a Global Note if such Note was never issued and sold by the Company, and the Company delivers to the Trustee the Note in global form together with written instructions with regard to the reduction in the principal amount of Notes represented thereby, together with the written statement contemplated by the last sentence of Section 2.02 hereof.

Notwithstanding the provisions of this Section 2.03 and Section 2.14 hereof, payment of principal of and any interest on any Global Note shall be made to the Person or Persons specified therein.

None of the Company, the Trustee, any Paying Agent or Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.04             Amount of Notes.  On the Issue Date, the Trustee shall authenticate and deliver $300,000,000 aggregate principal amount of Senior Floating Rate Notes due 2021, $300,000,000 aggregate principal amount of 3.950% Senior Notes due 2023 and $700,000,000 aggregate principal amount of 4.600% Senior Notes due 2028 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes of a Series for original issue in an aggregate principal amount specified in a Company Order.  Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of such Notes is to be authenticated.  The aggregate principal amount of Notes of any Series which may be authenticated and delivered under this Indenture is unlimited.  The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

All Notes of a Series shall be substantially identical except as to the date from which interest shall accrue and except as may otherwise be provided in any indenture supplemental hereto.

If any of the terms of the Notes of a Series are established by action taken pursuant to a Board Resolution, a copy of any appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of such Notes.

Section 2.05             Registrar and Paying Agent.  The Company shall maintain, with respect to the Notes, an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register (the “Note Register”) of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar of Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

Section 2.06             Paying Agent to Hold Money in Trust.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all funds held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee.  The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent.  Upon any Event of Default under Sections 6.01(d) and (e) hereof relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.07             Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of each Series of Notes and shall otherwise comply with TIA §312(a).  If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA §312(a).

Section 2.08             Registration; Registration of Transfer and Exchange.  Upon surrender for registration of transfer of any Notes of a Series at an office or agency of the Company designated pursuant to Section 4.02 hereof for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of such Series of any authorized denominations, of a like aggregate principal amount.  The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes of a Series from the Holder requesting such transfer or exchange (other than any exchange of a temporary Note for a permanent Note not involving any change in ownership or any exchange pursuant to Section 2.12, 3.06 or 9.05 hereof, not involving any transfer).

Notwithstanding any other provisions (other than the provisions set forth in the fourth paragraph) of this Section 2.08, a Global Note representing all or a portion of the Notes of a Series may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Each Global Note is exchangeable for Notes of the same Series in certificated form only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Notes or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and the Company fails within 90 days thereafter to appoint a successor Depositary or (ii) the Company in its sole discretion determines that such Global Note shall be exchangeable and notify the Trustee.  In any such event the Company will issue, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Notes, will authenticate and deliver Notes in certificated form of the same Series in exchange for such Global Note.  In any such instance, an owner of a beneficial interest in either Global Note will be entitled to physical delivery in certificated form of Notes of the same Series equal in principal amount to such beneficial interest and to have such Notes registered in its name.  Notes so issued in certificated form will be issued in denominations of $2,000 or any larger amount that is an integral multiple of $1,000, and will be issued in registered form only, without coupons.

Upon the exchange of a Global Note for Notes of the same Series in certificated form, such Global Note shall be cancelled by the Trustee.  All cancelled Notes held by the Trustee shall be disposed of by the Trustee and, upon written request by the Company, a certificate of their disposal delivered to the Company.  Definitive Notes issued in exchange for a Global Note of the same Series pursuant to this Section 2.08 hereof shall be registered in such names and in such authorized denominations as the Depositary for such Note in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing.  The Trustee shall deliver such Notes as instructed in writing by the Depositary.

At the option of the Holders of certificated Notes, certificated Notes may be exchanged for other certificated Notes of the same Series of any authorized denomination or denominations of like aggregate principal amount and tenor, upon surrender of the certificated Notes of such Series to be exchanged at such office or agency.  Whenever any certificated Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the certificated Notes of the same Series which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes of the same Series surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his or her attorney duly authorized in writing.

The Company shall not be required (i) to issue, register the transfer of or exchange any Notes during a period beginning fifteen Business Days before any selection of Notes of such Series to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Neither the Trustee nor any Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a Depositary participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Depositary participant, with respect to any ownership interest in the Notes or with respect to the delivery to any Depositary participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of a beneficial owner in a Global Note shall be exercised only through the Depositary subject to the Applicable Procedures.  The Trustee and the Agents shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.  The Trustee and the Agents shall be entitled to deal with the Depositary, and any nominee thereof, that is the Holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole Holder of such Global Note and shall have no obligations to the beneficial owners thereof.  Neither the Trustee nor any Agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Depositary participant or between or among the Depositary, any such Depositary participant and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

Section 2.09             Replacement Notes.  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate a replacement Note of the same Series.  If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee and the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement.  If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement Note.

Every replacement Note issued in accordance with this Section 2.09 shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Note of the same Series, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes of the same Series duly issued hereunder.

Section 2.10             Outstanding Notes.  The Notes of a Series outstanding at any time shall be the entire principal amount of Notes of such Series represented by all of the Global Notes of such Series and Definitive Notes of such Series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.10 as not outstanding.  Except as set forth in Section 2.11 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.09 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Change of Control Payment Date or a maturity date, funds sufficient to pay Notes of a Series payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.11             Treasury Notes.  In determining whether the Holders of the required principal amount of Notes of a Series have concurred in any direction, waiver or consent, Notes of such Series owned by the Company, or by any Affiliate of the Company, shall be disregarded and deemed not to be outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of such Series that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.12             Temporary Notes.  Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate, temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes of the same Series but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes of the same Series, as applicable.  After preparation of Definitive Notes, the Temporary Note will be exchangeable for Definitive Notes of the same Series upon surrender of the temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture as permanent Notes of the same Series.

Section 2.13             Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of the Company, the Company directs them to be returned to it.

Certification of the disposal of all canceled Notes shall be delivered to the Company from time to time upon request.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.14             Payment of Interest; Defaulted Interest.  Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

If the Company defaults in a payment of interest on the Notes of a Series which is payable (“Defaulted Interest”), it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders on a subsequent Special Record Date, in each case at the rate provided in the Notes of such Series.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Notes and the date of the proposed payment.  The Company shall fix or cause to be fixed each such Special Record Date and payment date, provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such Defaulted Interest.  At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders of Notes of such Series a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.14 and Section 2.08 hereof, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.15             CUSIP or ISIN Numbers.  The Company in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or Offers to Purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Change of Control Offer and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Change of Control Offer shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.

Section 2.16             Additional Notes.  The Company shall be entitled, from time to time, without notice to, or the consent of the Holders, to issue Additional Notes of any Series under this Indenture that shall have identical terms as the Initial Notes of such Series issued on the date hereof, other than with respect to the date of issuance, first interest payment date and issue price; provided that if such Additional Notes are not fungible with the Initial Notes of such Series for U.S. federal income tax purposes, such Additional Notes of that Series will have a separate CUSIP and ISIN number.  The Initial Notes of a Series issued on the date hereof and any Additional Notes of such Series shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and Change of Control Offers.  No Additional Notes may be issued if an Event of Default has occurred.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2)           the issue price, the Issue Date and the CUSIP and/or ISIN number of such Additional Notes.

Section 2.17             Record Date.  The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA §316(c).

Section 2.18             Persons Deemed Owners.  Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any Agent of the Company or the Trustee may treat the Person in whose name such Note is registered at the close of business on the Regular Record Date as the owner of such Note, for the purpose of receiving payment of principal of and (except as otherwise specified as contemplated by the first paragraph of Section 2.04 hereof and subject to Sections 2.07 and 2.13 hereof) interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Company, the Trustee nor any Agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.19             Computation of Interest.  Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.  Interest on the Floating Rate Notes will be computed on the basis of the actual number of days elapsed over a 360-day year.  Interest on the Initial Notes will accrue from May 30, 2018.

ARTICLE III

REDEMPTION AND PREPAYMENT

Section 3.01             Notice to Trustee.  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 10 days (or such shorter period as may be acceptable to the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.

Section 3.02             Selection of Notes to Be Redeemed.  If less than all of the Notes of a Series are to be redeemed or purchased in an offer to purchase at any time, the Trustee (subject to the Applicable Procedures of the Depositary) shall select the Notes of a Series to be redeemed or purchased among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate and the Depositary will then select beneficial interests in the Notes to be redeemed in accordance with Applicable Procedures of the Depositary.

The Trustee shall promptly notify the Company in writing of the Notes of a Series selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000.

Section 3.03             Notice of Redemption.  At least 10 days but not more than 60 days before a redemption date, the Company shall deliver or cause to be delivered, by first class mail, or, in the case of the Depositary with respect to any Global Note, sent electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Series of Notes to be redeemed and shall state:

(1)           the redemption date;

(2)           the redemption price (or manner of calculation if not then known);

(3)           the name and address of the Paying Agent;

(4)           that Notes of such Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)           that interest on Notes of such Series called for redemption ceases to accrue on and after the redemption date;

(6)           the CUSIP number, if any, provided that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes of such Series; and

(7)           the conditions precedent, if any, to the redemption.

At the Company’s request, and upon receipt of an Officer’s Certificate complying with Section 12.04 hereof at least five days prior to the date notice is to be given (unless a shorter period shall be satisfactory to the Trustee), together with the notice to be given setting forth the information to be stated therein as provided in the preceding paragraph, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

Section 3.04             Effect of Notice of Redemption.  Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes of a Series called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may be conditioned upon the satisfaction of conditions precedent set forth in such notice of redemption.

Section 3.05             Deposit of Redemption Price.  At least one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes of a Series to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes of such Series to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes of such Series and in Section 4.01 hereof.

Section 3.06             Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder, or transfer by book-entry at the expense of the Company, a new Note of the same Series equal in principal amount to the unredeemed portion of the Note surrendered.  No Notes of $2,000 or less can be redeemed in part.

Section 3.07             Optional Redemption.

(a)           Floating Rate Note Redemption.  The Company may redeem, at its option, the Floating Rate Notes, in whole or in part, on May 31, 2019 or at any time or from time to time thereafter at a price equal to 100% of the aggregate principal amount of the Floating Rate Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

(b)           Fixed Rate Notes Make Whole Redemption.  Prior to the applicable Par Call Date, the Fixed Rate Notes shall be redeemable, in whole or in part, at the option of the Company at any time and from time to time, for cash, at a redemption price equal to the greater of:

(1)           100% of the aggregate principal amount of the Fixed Rates Notes to be redeemed, and

(2)           as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on such Series of Notes to be redeemed (not including any portion of interest accrued on such Notes as of the date of redemption) assuming that such Fixed Rate Notes would mature on the applicable Par Call Date but for the redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus (i) in the case of the 2023 Notes, 20 basis points and (iii) in the case of the 2025 Notes, 25 basis points.

In the case of each of clauses (1) and (2), accrued and unpaid interest will be payable to, but excluding, the date of redemption, plus, in either case, accrued and unpaid interest on the aggregate principal amount being redeemed up to, but excluding, the date of redemption.

(c)           Fixed Rate Notes Par Call Redemption.  On and after the applicable Par Call Date, the Fixed Rate Notes shall be redeemable, in whole or in part, at the option of the Company at any time and from time to time, for cash, at a redemption price equal to 100% of the aggregate principal amount of the Fixed Rate Notes to be redeemed, plus accrued and unpaid interest, if any, on the aggregate principal amount being redeemed up to, but excluding, the date of redemption.

(d)           Redemption Price. The Trustee shall have no responsibility for any calculation or determination in respect of the establishment of the redemption price and shall be entitled to receive and rely conclusively upon an Officer’s Certificate that states the redemption price.

ARTICLE IV

COVENANTS

Section 4.01             Payment of Principal and Interest.  The Company covenants and agrees for the benefit of the Holders of each Series of Notes that it will pay or cause to be paid the principal of, premium, if any, and interest on the Notes of such Series on the dates and in the manner provided in such Notes.  Principal, premium, if any, and interest on any Notes will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m.  Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02             Maintenance of Office or Agency.  The Company covenants and agrees for the benefit of the Holders of each Series of Notes that it will maintain an office or agency (which may be an office of the Trustee for such Notes or an Affiliate of the Trustee, Registrar for such Notes or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of such Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee for such Notes of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.05.

Section 4.03             Reports.  The Company will at all times comply with TIA § 314(a).  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.04             Compliance Certificate.  The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to the Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default will have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

Section 4.05             Taxes.  The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06             Stay, Extension and Usury Laws.  Each of Holdings and the Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of Holdings and the Company (to the extent that it may lawfully do so), as applicable, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee for such Notes, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07             Corporate Existence.  Subject to Articles V hereof, Holdings and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect:

(a)           its corporate existence, in accordance with the respective organizational documents (as the same may be amended from time to time) of Holdings or the Company; and

(b)           the rights (charter and statutory), licenses and franchises of Holdings and the Company.

Section 4.08             Limitation on Liens.

(a)           Holdings will not, and will not permit any Restricted Subsidiary to create, incur, assume, or permit to exist any mortgage, security interest, pledge, lien or other encumbrance (“Liens”) upon (i) any Principal Property or (ii) upon any shares of stock of any Restricted Subsidiary, in each case to secure debt for money borrowed, without equally and ratably securing the Notes of each Series.  This restriction, however, will not apply to:

(1)           Liens on property, shares of stock or indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary;

(2)           Liens on property existing at the time of acquisition of such property directly or indirectly by Holdings or a Restricted Subsidiary, or Liens to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property or to secure indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof;

(3)           Liens on Principal Property being constructed or improved securing loans to finance such construction or improvements;

(4)           Liens to secure indebtedness of a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary;

(5)           Liens existing at the date of this Indenture;

(6)           statutory Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business which are not delinquent or which are being contested in good faith;

(7)           Liens securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money) or statutory obligations, (ii) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (iii) other non-delinquent obligations of a like nature (including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;

(8)           Liens on property of a Person existing at the time such Person, or the parent entity of such Person, is merged into or consolidated with Holdings or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person, or the parent entity of such Person, as an entirety or substantially as an entirety to Holdings or a Restricted Subsidiary;

(9)           Liens in favor of governmental entities or other special purpose entities established by governmental entities (including without limitation for industrial revenue bonds, new market tax credits, pollution control bonds or any other issuance of tax-exempt governmental obligations);

(10)         Liens securing obligations in respect of capital leases on assets subject to such leases;

(11)         Liens arising by reason of any judgment, decree or other of any court, so long as any appropriate legal proceedings which may have been initiated for the review of such judgment, decree or order will not have been finally terminated or so long as the period within which such proceedings may be initiated will not have expired; any deposit or pledge with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against Holdings or any Subsidiary, or in connection with other proceedings or actions at law or in equity by or against Holdings or any Subsidiary;

(12)         Liens created in connection with a transaction financed with, and created to secure indebtedness that is not recourse to, our assets or those of any Restricted Subsidiary;

(13)         zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances or Liens incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Holdings or any of its Subsidiaries; and

(14)         extensions, renewals or replacements of any Lien referred to in the preceding clauses (1) through (13).

(b)           Notwithstanding the restrictions set forth in clause (a) above, Holdings or any Restricted Subsidiary will be permitted to issue, assume, guarantee or permit to exist any debt for money borrowed secured by a Lien in addition to those permitted, above, without equally and ratably securing each Series of the Notes, provided that, after giving effect to such Lien, the aggregate amount of all debt for money borrowed so secured by Liens (not including permitted Liens as described in clause (a) above) does not exceed the greater of (i) 15% of the Consolidated Net Tangible Assets of Holdings and its consolidated subsidiaries measured as of the date of the incurrence of any such debt (giving pro forma effect to the application of the proceeds therefrom and any transaction in connection with which such debt is being incurred) or (ii) $600 million.

Section 4.09             Limitation on Sale and Leasebacks.  Holdings will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction with respect to any Principal Property other than any such transaction involving a lease for a term of not more than three years or any lease between Holdings and a Restricted Subsidiary or between Restricted Subsidiaries, unless either:

(a)           Holdings or such Restricted Subsidiary would be entitled to incur debt for money borrowed secured by a Lien on such Principal Property at least equal in amount to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the Notes; or

(b)           Holdings or a Restricted Subsidiary will apply an amount in cash equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such sale and leaseback transaction to:

(1)           the retirement of senior indebtedness that matures more than twelve months after the creation of such senior indebtedness; or

(2)           the acquisition, construction, development or improvement of properties, facilities or equipment that are, or upon such acquisition, construction, development or improvement will be, or will be a part of, a Principal Property.

Section 4.10             Purchase of Notes Upon a Change of Control Triggering Event

(a)           .If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes in full pursuant to Section 3.07, Holders of each Series of Notes will have the right to require the Company to repurchase all or a portion of such Holders’ Notes pursuant to the offer described in Section 4.10(b) below (such offer, the “Change of Control Offer”).  In the Change of Control Offer, the Company will offer payment, in cash, equal to 101% of the aggregate principal amount of Notes of each Series repurchased plus accrued and unpaid interest, if any, on the Notes repurchased up to but excluding the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b)           Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of such pending Change of Control, the Company will be required to send, by first class mail, a notice to Holders of Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer.  Such notice will state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”).  The notice, if mailed prior to the date of consummation of the Change of Control, may state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.  Holders of Notes electing to have their Notes repurchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(c)           The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(d)           The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.  To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the provisions in this Indenture governing the Change of Control Offer by virtue of any such conflict.

ARTICLE V

SUCCESSORS

Section 5.01             Merger, Consolidation, or Sale of Assets.  Neither the Company nor Holdings shall consolidate or merge with or into, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:

(a)           (1) The Company or Holdings is the surviving entity, as applicable, or (2) the successor entity, if other than the Company or Holdings, is a U.S. corporation, partnership, limited liability company or trust and assumes by supplemental indenture all of the Company’s or Holdings’ obligations, as applicable, under the Notes or the Notes Guarantees, respectively, and this Indenture;

(b)           immediately after giving effect to the transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing;

(c)           as a result of any consolidation, merger, sale or lease, conveyance or transfer or other disposition described in this Section 5.01, properties or assets of the Company or any Restricted Subsidiary would become subject to any Lien that would not be permitted by Section 4.08 without equally and ratably securing the Notes, the Company or Holdings or such successor entity, as the case may be, will take the steps as are necessary to secure effectively the Notes equally and ratably with, or prior to, all debt for borrowed money secured by those Liens as described above, such Lien securing the Notes to be effective only for so long as such properties or assets shall remain subject to such additional Lien; and

(d)           the Company or the surviving entity shall have delivered to the Trustee (x) an Officer’s Certificate stating that the conditions in (a), (b) and (c) above have been complied with and any other conditions precedent in this Indenture relating to such transaction have been satisfied and (y) an Opinion of Counsel stating that the conditions in (a) above have been satisfied and any other conditions precedent in this Indenture relating to such transaction have been satisfied.

Section 5.02             Successor Corporation Substituted.  Upon any merger or consolidation, or any sale, conveyance, transfer or other disposition of all or substantially all of the properties or assets of Holdings or the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person into which Holdings or the Company, as applicable, is merged or formed by such consolidation or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such merger, consolidation, sale, conveyance, transfer or other disposition, the provisions of this Indenture referring to “Holdings” or the “Company”, as applicable, shall refer instead to the successor Person and not to Holdings or the Company, as applicable), and may exercise every right and power of Holdings or the Company, as applicable, under this Indenture with the same effect as if such successor Person had been named as Holdings or the Company, as applicable, herein, and Holdings or the Company, as applicable, will be released from its obligations under the Notes or the Note Guarantees, as applicable, and this Indenture; provided, however, that, in the case of a lease of all of the assets of Holdings or the Company, as applicable, the predecessor shall not be relieved from its obligations under the Notes or the Note Guarantees, as applicable.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01             Events of Default.  “Event of Default,” wherever used herein with respect to Notes of each Series, means any one of the following events:

(a)           default in any payment of interest on the Notes of such Series when it becomes due and payable, and continuance of such default for a period of 30 days;

(b)           default in payment when due of the principal of (or premium, if any, on) the Notes of such Series when the same becomes due and payable at maturity, upon acceleration, by declaration or redemption or otherwise;

(c)           default in the performance or breach of any covenant or warranty of the Company or Holdings in this Indenture or in the Notes of such Series, which default continues uncured for a period of 90 days after (i) the Company receives written notice from the Trustee or (ii) the

Company and the Trustee receive written notice from Holders of not less than 25% in aggregate principal amount of outstanding Notes of such Series;

(d)           the Company or Holdings commences a voluntary case under applicable bankruptcy, insolvency or other similar law; consents to the entry of an order for relief against it in an involuntary bankruptcy case; applies for or consents to the appointment of any custodian, receiver, trustee, sequestrator, conservator, liquidator, rehabilitator or similar officer of it or for all or substantially all of its property and assets; makes a general assignment for the benefit of its creditors; or generally is unable to pay its debts as they become due;

(e)           an involuntary case or other proceeding is commenced against the Company with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days; or an order for relief is entered against the Company under the federal bankruptcy laws as now or hereafter in effect;

(f)            the Note Guarantees cease to be in full force and effect in all material respects or is declared null and void in a judicial proceeding or Holdings denies or disaffirms its obligations under its Note Guarantees (except, in any case, as contemplated by the terms of this Indenture) and such default continues for 30 days after notice that Holdings denies or disavows its obligations under the Note Guarantees; or

(g)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Holdings or any of its Subsidiaries (or the payment of which is guaranteed by Holdings or any of its Subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date of the Prospectus Supplement relating to the Initial Notes, if that default (i) is caused by a failure to pay principal on such indebtedness at its stated final maturity (after giving effect to any applicable grace periods provided in such indebtedness) (a “Payment Default”) or (ii) results in the acceleration of such indebtedness prior to its express maturity (an “Acceleration Event”) and (A) in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or an Acceleration Event, aggregates $100 million or more and (B) in the case of a Payment Default, such indebtedness is not discharged and, in the case of an Acceleration Event, such acceleration is not rescinded or annulled, within 10 days after there has been given, by registered or certified mail, to Trustee by the Holders of at least 25% in principal amount of the outstanding Notes of such Series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder.

Section 6.02             Acceleration.  If an Event of Default (other than an Event of Default referred to in Section 6.01(d) or (e)) occurs and is continuing with respect to the Notes of a Series then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of all of the outstanding Notes of such Series may declare the principal amount of and accrued and unpaid interest, if any, on the Notes of such Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable.  If an Event of Default specified in Section 6.01(d) or (e) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration has been made with respect to the Notes of a Series, the Holders of a majority in principal amount of the outstanding Notes of such Series, by written notice to the Company and the Trustee, may rescind and annul such declaration or acceleration and its consequences with respect to the Notes of such Series if (i) the rescission and annulment would not conflict with any judgment or decree already rendered, (ii) if all existing Events of Default with respect to the Notes of such Series (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived and all sums paid or advanced by the Trustee hereunder and the reasonable compensation expenses and disbursements of the Trustee and its agents and counsel have been paid and (iii) if the Company has paid or deposited with the Trustee a sum sufficient to pay (a) any overdue interest on the Notes of such Series, (b) the principal amount of the Notes of such Series (except the principal, interest or premium that has become due solely because of the acceleration) and (c) to the extent lawful and applicable, interest on overdue installments of interest at the rate specified in the Notes of such Series.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6.03             Other Remedies.  If an Event of Default with respect to a Series of Notes occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on such Notes or to enforce the performance of any provision of such Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04             Waiver of Past Defaults.  Prior to the acceleration of the maturity of the Notes of a Series as provided in Section 6.02, the Holders of a majority in aggregate principal amount of the Notes of each Series affected thereby then outstanding by notice to the Trustee may on behalf of the Holders of the Notes of such Series waive any existing Default or Event of Default and its consequences under this Indenture with respect to the Notes of such Series except (i) a continuing Default or Event of Default in the payment of premium or interest on, or the principal of, the Notes of such Series (including in connection with an offer to purchase) or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected thereby.  Upon any such waiver, such Default or Event of Default shall cease to exist with respect to the Notes of such Series, and any Event of Default with respect to the Notes of such Series arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05             Control by Majority.  Holders of a majority in aggregate principal amount of the then outstanding Notes of a Series may in writing direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, subject to Section 7.02(f).  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes of a Series (it being understood that the Trustee does not have an affirmative duty to ascertain whether any such directions are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability.  The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.06             Limitation on Suits.  A Holder of Notes of a Series may pursue a remedy with respect to this Indenture or such Notes only if:

(a)           the Holder of a Note gives to the Trustee written notice of a continuing Event of Default with respect to such Series;

(b)           the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such Series make a written request to the Trustee to pursue the remedy;

(c)           such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security or indemnity; and

(e)           during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series do not give the Trustee a direction inconsistent with the request.

A Holder of Notes may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes.

Section 6.07             Rights of Holders of Notes to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08             Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a) or (b) hereof with respect to Notes of any Series occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, such Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09             Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10             Priorities.  If the Trustee collects any money or property with respect to the Notes pursuant to this Article VI, or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, it shall pay out the money or property in the following order:

First:  to the Trustee (including any predecessor trustee), its agents and attorneys for amounts due under Section 7.07 hereof applicable to the Notes, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11             Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders or group of Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12             Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.13             Waiver of Stay, Extension or Usury Laws.  The Company covenants, to the extent that it may lawfully do so, that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest (including additional interest, if any) on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture.  The Company hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as if no such law had been enacted.

ARTICLE VII

TRUSTEE

Section 7.01             Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default, the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(c)           Except during the continuance of an Event of Default, in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated thereon).

(d)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:  this paragraph does not limit the effect of paragraph (b) of this Section 7.01; the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and no provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense.

(e)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f)            The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.  The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.  The permissive rights or powers of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

Section 7.02             Rights of Trustee.

(a)           Subject to the provisions of Section 7.01, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person or Persons.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting or as specifically called for in this Indenture, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.  Any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(f)            The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)           In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(h)           In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)            The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default from the Company or by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k)           The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l)            The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, or inquire as to the performance by the Company or Holdings of any of their covenants in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it will be entitled to examine the books, records, and premises of the Company or Holdings, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(m)          In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) related to this Indenture, the Company agrees (i) to provide to the Trustee sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) as the Trustee may reasonably request so the Trustee can determine whether it has tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (iii) to indemnify and hold harmless the Trustee for any losses it may suffer due to the actions it takes in good faith to comply with such Applicable Law.  The terms of this section shall survive the termination of this Indenture.

Section 7.03             Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest as defined in the TIA it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04             Trustee’s Disclaimer.  The Trustee will not be responsible for and makes no representation as to the validity, sufficiency or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.  Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by any Notes.  The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture.  The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 7.05             Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice from Holders of the Notes if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06             Reports by Trustee to Holders of the Notes.

(a)           Within 60 days after each April 15 beginning with the April 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b)           A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Company will promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.07             Compensation and Indemnity.

(a)           The Company and Holdings will pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Trustee, the Company and Holdings may agree from time to time in writing.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company and Holdings will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)           The Company and Holdings, jointly and severally, will indemnify the Trustee (including any predecessor Trustee), its officers, directors, employees, representatives and agents from and against any and all losses, liabilities, damages, claims or expenses, including fees and expenses of counsel incurred by it arising out of or in connection with this Indenture, the Notes, the acceptance or administration of the trusts or its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company or Holdings (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, Holdings, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, damage, claim or expense may be attributable to its negligence or willful misconduct.  The Trustee will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company or Holdings of its obligations hereunder.  The Company and Holdings will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company and Holdings will pay the reasonable fees and expenses of such counsel.  The Company and Holdings need not pay for any settlement made without their consent, which consent will not be unreasonably withheld.

(c)           The obligations of the Company and Holdings under this Section 7.07 will survive the resignation or removal of the Trustee, the termination for any reason of this Indenture, and the satisfaction and discharge of this Indenture and the Notes.

(d)           To secure the Company’s and Holdings’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money and properly held or collected by the Trustee.  Such Lien will survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(d) or (e) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)            The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

(g)           “Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08             Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company with 30 days prior notice.

(c)           The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company with 30 days prior notice in writing.

(d)           The Company may remove the Trustee with 30 days prior written notice if:  the Trustee fails to comply with Section 7.10 hereof; the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; a custodian or public officer takes charge of the Trustee or its property; or the Trustee becomes incapable of acting.

(e)           If the Trustee has been removed by the Holders, Holders of a majority in aggregate principal amount outstanding of Notes may appoint a successor Trustee with the consent of the Company.  Otherwise, if the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee.

(f)            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g)           A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all properly held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09             Successor Trustee by Merger, etc.  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act will be the successor Trustee.

Section 7.10             Eligibility; Disqualification.  There will at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(l), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11             Preferential Collection of Claims Against Company.  The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01             Option to Effect Legal Defeasance or Covenant Defeasance.  The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes of any Series upon compliance with the conditions set forth below in this Article VIII.

Section 8.02             Legal Defeasance and Discharge.  Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the applicable conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes of such Series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such Series, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)           the rights of Holders of outstanding Notes of such Series to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes of such Series when such payments are due from the trust referred to in Section 8.04 hereof;

(b)           the Company’s obligations with respect to such Notes under Article II and Sections 4.01 and 4.02 hereof;

(c)           the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(d)           this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03             Covenant Defeasance.  Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and Holdings will, subject to the satisfaction of the applicable conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.08, 4.09, 4.10 and Article V in each case, with respect to the outstanding Notes of such Series on and after the date the applicable conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of such Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of a Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the applicable conditions set forth in Section 8.04 hereof, the failure to comply with any such covenant shall not constitute an Event of Default pursuant to Section 6.01(c).

Section 8.04             Conditions to Legal or Covenant Defeasance.  In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof with respect to Notes of any Series:

(a)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment, in the written opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest on, the outstanding Notes of such Series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes of such Series are being defeased to such stated date for payment or to a particular redemption date;

(b)           in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes of such Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes of such Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(e)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)            the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes of such Series over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(g)           the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05             Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes of any Series will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of the applicable Series.

Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06             Repayment to Company.  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Series of Notes and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall, subject to applicable abandoned property law, be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07             Reinstatement.  If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and Holdings’ obligations under this Indenture and the Notes of such Series and related Note Guarantee will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, the Notes of such Series following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01             Without Consent of Holders of Notes.  Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of Notes of any Series affected by the modification or amendments in order to:

(a)           cure any ambiguity, omission, defect or inconsistency;

(b)           conform to the text of this Indenture, including any supplemental indenture, or the Notes to any corresponding provision of the “Description of the Notes” contained in the prospectus supplement relating to the Initial Notes or the “Description of Debt Securities” found in the accompanying prospectus;

(c)           provide for the issuance of Additional Notes of any Series;

(d)           provide for the assumption of the Company’s obligations in the case of either a merger or consolidation and the Company’s discharge upon such assumption provided that Article V hereof is complied with;

(e)           add covenants or make any change that would provide any additional rights or benefits to the Holders of the Notes of such Series;

(f)            add guarantees with respect to the Notes or release Holdings as a Guarantor in accordance with this Indenture;

(g)           provide for uncertificated Notes in addition to or in place of certificated Notes;

(h)           secure the Notes;

(i)            add or appoint a successor or separate trustee;

(j)            obtain to or maintain the qualification of this Indenture under the TIA; or

(k)           make any other change that does not adversely affect the rights of any Holder of Notes.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02             With Consent of Holders of Notes.  The Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes of such Series.  Except as otherwise provided herein, the Holders of at least a majority in aggregate principal amount of the outstanding Notes of each Series affected thereby, by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Notes of each affected Series) may waive compliance by the Company with any provision of this Indenture or the Notes of such Series.

It shall not be necessary for the consent of the Holders of Notes of any Series under this Section 9.02 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof.  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes of such Series as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

After a supplemental indenture or waiver under this section becomes effective, the Company shall mail to the Holders of Notes of each Series affected thereby a notice briefly describing the supplemental indenture or waiver.  Any failure by the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.  However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not, with respect to any Notes of such Series held by a non-consenting Holder of each Series affected thereby:

(a)           reduce the principal amount, any premium or change the Stated Maturity of the Notes of such Series or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes of such Series;

(b)           change the place of payment or currency in which principal, any premium or interest is paid;

(c)           impair the right to institute suit for the enforcement of any payment on the Notes of such Series;

(d)           reduce the interest rate or extend the time for payment of interest on the Notes of such Series;

(e)           make any change to this Article IX; or

(f)            reduce the amount payable upon the repurchase of any Notes of such Series or change the time at which any Note of such Series may be repurchased as described in Section 4.10 whether through an amendment or waiver of provisions in Article I, Article IV or otherwise.

Section 9.03             Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Notes will be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.04             Revocation and Effect of Consents.  Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective.  An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05             Notation on or Exchange of Notes.  The Trustee may place an appropriate notation about an amendment or waiver on the Notes thereafter authenticated.  The Company in exchange for Notes may issue and the Trustee shall authenticate upon request new Notes of the same Series that reflect the amendment or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment or waiver.

Section 9.06             Trustee to Sign Amendments, etc.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and an Opinion of Counsel stating that it will be the legal, valid and binding upon the Company in accordance with its terms, subject to customary exceptions.  The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

ARTICLE X

SATISFACTION AND DISCHARGE

Section 10.01           Satisfaction and Discharge.  This Indenture will be discharged and will cease to be of further effect as to the Notes of a Series issued hereunder, when:

(a)           either:

(1)           the Company delivers to the Trustee all outstanding Notes of such Series issued under this Indenture (other than Notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation; or

(2)           all Notes of such Series outstanding under this Indenture and not previously delivered to the Trustee for cancellation have become due and payable, whether at maturity or as a result of the mailing or sending of a notice of redemption or will become due and payable within one year (including as result of the mailing or sending of a notice of redemption), and the Company irrevocably deposits with the Trustee as funds in trust solely for the benefit of the Holders of the Notes of such Series, cash in U.S. dollars, noncallable United States Government Securities, or a combination thereof, sufficient, in the written opinion of a nationally recognized firm of independent public accountants without consideration of any reinvestment, to pay at maturity or upon redemption all Notes of such Series outstanding under this Indenture and not previously delivered to the Trustee for cancellation, including interest thereon to the date of maturity or redemption, as applicable;

(b)           no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or Holdings, as applicable, is a party or by which the Company or Holdings, as applicable, is bound;

(c)           the Company or Holdings of has paid or caused to be paid all sums payable by it under this Indenture with respect to such Notes; and

(d)           the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 10.01, the provisions of Sections 10.02 and 8.06 hereof will survive.  In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.  After the conditions to discharge contained in this Article X have been satisfied, and the Company has paid or caused to be paid all other sums payable hereunder by the Company, and delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been complied with, the Trustee upon Company request shall acknowledge in writing the discharge of the obligations of the Company (except for those surviving obligations specified in this Section 10.01 and the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith).

Section 10.02           Application of Trust Money.  Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes with respect to which such deposit was made and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal

(and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and Holdings’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, the Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XI

NOTE GUARANTEES

Section 11.01           Note Guarantees.

(a)           Holdings hereby fully, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that:  (i) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of the Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  The Note Guarantees shall be guarantees of payment and not of collection.

(b)           Holdings hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Holdings.

(c)           Holdings hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantees shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Note Guarantees or as provided for in this Indenture.  Holdings hereby agrees that, in the event of a default in payment of principal or premium, if any or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against Holdings to enforce Holdings’ Note Guarantee without first proceeding against the Company.  Holdings agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes,

Holdings shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(d)           If any Holder or the Trustee is required by any court or otherwise to return to the Company or Holdings, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or Holdings, any amount paid by any of them to the Trustee or such Holder, the Note Guarantees of Holdings, to the extent theretofore discharged, shall be reinstated in full force and effect.  This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned.  This paragraph (d) shall survive the termination of this Indenture.

(e)           Holdings further agrees that, as between Holdings, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of the Note Guarantees of Holdings, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Section 6.02, such obligations (whether or not due and payable) shall forthwith become due and payable by Holdings for the purpose of the Note Guarantees of Holdings.

Section 11.02           Execution and Delivery of Note Guarantees.  To evidence its Note Guarantees set forth in Section 11.01, Holdings agrees that this Indenture shall be signed on behalf of Holdings by an Officer of Holdings (or, if an Officer is not available, by a board member or director or another authorized Person) on behalf of Holdings by manual or facsimile signature.  In case the Officer, board member or director of Holdings who shall have signed this Indenture shall cease to be such Officer, board member or director before the Note shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed this Indenture had not ceased to be such Officer, board member or director.

Holdings agrees that except as otherwise provided in this Indenture its Note Guarantees set forth in Section 11.01 shall remain in full force and effect and shall apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of Holdings.

The failure to endorse a Note Guarantee shall not affect or impair the validity thereof.

Section 11.03           Severability.  In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.04           Limitation of Guarantor’s Liability.  Holdings and by its acceptance of Notes, each Holder, confirms that it is the intention of all such parties that the Note Guarantees of Holdings not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law relating to fraudulent transfer or conveyance.  To effectuate the foregoing intention, the Trustee, the Holders and Holdings hereby irrevocably agree that the obligations of Holdings under its Note Guarantees shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of Holdings, result in the obligations of Holdings under its Note Guarantees constituting a fraudulent transfer or conveyance.

Section 11.05           Benefits Acknowledged.  Holdings acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantees are knowingly made in contemplation of such benefits.

ARTICLE XII

MISCELLANEOUS

Section 12.01           Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture that is required to be included in this Indenture by any of TIA § 310 to 318, inclusive, such required provisions will control.

Section 12.02           Notices.  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Spirit AeroSystems, Inc.
Attention:  Rhonda Harkins, Treasurer
3801 South Oliver
Wichita, KS 67210
Facsimile No.:  (316) 529-4539

With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Facsimile:  (212) 558-3588
Attention:  Robert W. Downes

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
Attention:  Corporate Trust Administration
2 North LaSalle Street, Suite 700
Chicago, Illinois  60602
Facsimile No.:  (312) 827-8542

The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.  Notwithstanding any other provision of this Indenture or any Global Note, where this Indenture or any Global Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the Applicable Procedures, including by electronic mail in accordance with the standing instructions from the Depositary.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 12.03           Communication by Holders of Notes with Other Holders of Notes.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04           Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished):

(a)           an Officer’s Certificate stating that, in the opinion of the signers (who may rely upon an Opinion of Counsel as to matters of law), all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that, in the opinion of such counsel (who may rely upon an Officer’s Certificate as to matters of fact), all such conditions precedent and covenants have been complied with.

Section 12.05           Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06           Rules by Trustee and Agents.  Holders may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07           Calculation of Foreign Currency Amounts.  The calculation of the U.S. dollar equivalent amount for any amount denominated in a Foreign Currency shall be the noon buying rate in the City of New York as certified by the Federal Reserve Bank of New York on the date on which such determination is required to be made or, if such day is not a day on which such rate is published, the rate most recently published prior to such day.

Section 12.08           No Personal Liability of Directors, Officers, Employees and Shareholders.  No past, present or future director, Officer, employee, incorporator, affiliate or shareholder of the Company or Holdings, as such, will have any liability for any obligations of the Company under the Notes or the Guarantor under the Note Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.09           Governing Law; Submission to Jurisdiction.  THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES, AND THE NOTES GUARANTEES, IF ANY, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  Each of the parties hereto agrees that any legal action or proceeding with respect to or arising out of this Indenture may be brought in or removed to the courts of the State of New York or of the United States of America, in each case located in the borough of Manhattan, the City of New York.  By execution and delivery of this Indenture, each of the parties hereto accepts, for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.  Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any manner permitted by law.  Nothing herein shall affect the right of any party to bring legal action or proceedings in any other competent jurisdiction.  Each of the parties hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Indenture brought before the foregoing courts on the basis of forum non-conveniens.

Section 12.10           No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11           Successors.  All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.

Section 12.12           Severability.  In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.13           Counterpart Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.14           Table of Contents, Headings, etc.  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.15           Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.16           Patriot Act Compliance.  The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account, which information includes the name, address, tax identification number and formation documents and other information that will allow Trustee to identify the person or legal entity in accordance with the USA Patriot Act.  The parties to this Agreement agree that they will provide the Trustee with such information in order for the Trustee to satisfy the requirements of the USA Patriot Act.

[Signatures on following page]

SIGNATURES

Dated as of May 30, 2018

SPIRIT AEROSYSTEMS, INC.

By:	/s/ Sanjay Kapoor
Name: Sanjay Kapoor
Title: Executive Vice President and
Chief Financial Officer

[Signature Page to the Indenture]

SPIRIT AEROSYSTEMS HOLDINGS, INC.,
as Guarantor

By:	/s/ Sanjay Kapoor
Name: Sanjay Kapoor
Title: Executive Vice President and
Chief Financial Officer

[Signature Page to the Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Richard Tarnas
Name: Richard Tarnas
Title: Vice President

[Signature Page to the Indenture]

EXHIBIT A-1

FORM OF FLOATING RATE NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

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SPIRIT AEROSYSTEMS, INC.
Senior Floating Rate Notes Due 2021

CUSIP No.: 85205T AH3
No.	ISIN No.: US 85205TAH32
$

SPIRIT AEROSYSTEMS, INC., a Delaware corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to CEDE & CO., or registered assigns, the principal sum of $         (the “Principal”) on June 15, 2021.

Interest Payment Dates:  March 15, June 15, September 15 and December 15 (each, an “Interest Payment Date”), commencing on September 15, 2018.

Interest Record Dates:  March 1, June 1, September 1 and December 1 (each, an “Interest Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer under its seal.

SPIRIT AEROSYSTEMS, INC.

By:
Name:
Title:

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This is one of the Notes referred to in the within-mentioned Indenture.

Dated: May 30, 2018

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Trustee

By:
Authorized Signatory

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(REVERSE OF NOTE)

SPIRIT AEROSYSTEMS, INC.
Senior Floating Rate Note Due 2021

1.                                      Interest.

SPIRIT AEROSYSTEMS, INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at a floating rate per annum to be calculated as set forth below The Company will pay interest quarterly in arrears on each Interest Payment Date, commencing September 15, 2018(1).  The interest rate on the Notes will be reset on each Interest Payment Date (each such date, an “Interest Reset Date”).

The initial Interest Period (the “Initial Interest Period”) means the period from and including the Issue Date to but excluding the first Interest Reset Date. Thereafter, each interest period (an “Interest Period”) means the period from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date; provided that the final Initial Interest Period for the Notes will be the period from and including the Interest Reset Date immediately preceding the maturity date of the Notes to but excluding the maturity date. Interest on the Notes will be computed on the basis of the actual number of days elapsed over a 360-day year.

The interest rate for the Initial Interest Period means the three-month LIBOR, as determined on May 25, 2018, plus 80 basis points. Thereafter, the interest rate for any Interest Period will be the three-month LIBOR, as determined on the applicable Interest Determination Date (as defined below), plus 80 basis points. The interest rate will be reset quarterly on each Interest Reset Date (unless notice of redemption has been mailed for the Notes, in which case the interest rate thereon in effect on the date of such notice will be the interest rate thereon through the redemption date). The interest rate applicable to each Interest Period commencing on the related Interest Reset Date, or the Issue Date in the case of the Initial Interest Period, will be the rate determined as of the applicable Interest Determination Date.

The amount of interest for each day that the Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the aggregate principal amount of the Notes outstanding on such day. The amount of interest to be paid on the Notes for each Interest Period will be calculated by adding such Daily Interest Amounts for each day in such Interest Period.

If any Interest Payment Date for the Notes would otherwise be a day that is not a Business Day, then the Interest Payment Date will be postponed to the following date that is a Business Day. If the maturity date of the Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date. If any Interest Payment Date (other than the maturity date) is postponed as described above, the amount of interest for the relevant Interest Period will be adjusted accordingly.

Three-month LIBOR will be determined by the Calculation Agent as of the applicable Interest Determination Date in accordance with the following provisions:

(i)                                     Three-month LIBOR is the rate for deposits in U.S. dollars for the three-month period that appears on the Designated LIBOR Page (as defined below) at approximately

(1)                                 In the case of Initial Notes.

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11:00 a.m., London time, on the applicable Interest Determination Date. If no rate appears on the Designated LIBOR Page, three-month LIBOR for such Interest Determination Date will be determined in accordance with the immediately following provisions.

(ii)                                  With respect to an Interest Determination Date on which no rate appears on the Designated LIBOR Page as of approximately 11:00 a.m., London time, on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters with respect to the Initial Floating Rate Notes) in the London interbank market selected by the Company to provide the Calculation Agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, commencing on the second London Business Day immediately following such Interest Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such Interest Determination Date in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, three-month LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, three-month LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks (which may include affiliates of the underwriters with respect to the Initial Floating Rate Notes) selected by the Company for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Company are not quoting such rates as mentioned in this sentence, three-month LIBOR for such Interest Determination Date will be three-month LIBOR determined with respect to the immediately preceding Interest Determination Date.

Promptly upon calculation, the Calculation Agent will inform the Company of the interest rate for the next Interest Period. Upon request from any Holder of Notes, the Calculation Agent will provide the interest rate then in effect for the Notes for the then-current Interest Period and, if it has been determined, the interest rate to be in effect for the next Interest Period.

All percentages resulting from any calculation of the interest rate on the Notes will be rounded to the nearest one millionth of a percentage point with five ten millionths of a percentage point rounded upwards (e.g., 9.8765445% (or .098765445) would be rounded to 9.876545% (or .09876545)), and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

Notwithstanding the foregoing, the interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Additionally, the interest rate on the notes will in no event be lower than zero.

Set forth below are certain of the defined terms used for purposes of determining the interest rate payable on the Notes.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, executive order or regulation to close in The City of New York.

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“Designated LIBOR Page” means Bloomberg L.P. page “BBAM” on that service or any successor service for the purpose of displaying London interbank offered rates for U.S. dollar deposits of major banks.

“Interest Determination Date” means the second London Business Day immediately preceding the Issue Date, in the case of the Initial Interest Period, or thereafter the second London Business Day immediately preceding the applicable Interest Reset Date.

“LIBOR” means the U.S. dollar London Interbank Offered Rate.

“London Business Day” means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

2.                                      Method of Payment.

The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Interest Record Date and prior to such Interest Payment Date.  Holders must surrender their Note(s) to the Trustee to collect principal payments.  The Company shall pay principal and interest in Dollars.  Payment of principal of (and premium, if any) and any such interest on this Note will be made at the Corporate Trust Office of the Trustee in Chicago, Illinois or at any other office or agency designated by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address appears in the Note Register.  However, the payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 12:30 p.m., New York City time (or such other time as may be agreed to between the Company and the Paying Agent or the Company), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Notes surrendered.

3.                                      Paying Agent; Calculation Agent.

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent.  The Company may change any Paying Agent without notice to the Holders.  The Trustee will initially act as calculation agent (the “Calculation Agent”).  The Company may change the Calculation Agent without prior notice to or consent of the Holders.

4.                                      Indenture.

This Note is one of a duly authorized Series of Notes of the Company, designated as “Senior Floating Rate Notes due 2021” (collectively, the “Notes”) issued by the Company under an Indenture, dated as of May 30, 2018 (the “Indenture”), among the Company, Spirit AeroSystems Holdings, Inc. (“Holdings”) and the Trustee.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.  Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a

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statement of them.  To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

5.                                      Guarantee.

The payment by the Company of the principal of, and premium and interest on, the Notes is irrevocably and unconditionally guaranteed on a senior basis by Holdings.

6.                                      Optional Redemption.

The Company may redeem, at its option, the Notes, in whole or in part, on May 31, 2019 or at any time or from time to time thereafter at a price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

7.                                      Change of Control Offer to Repurchase.

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes, Holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes pursuant to the offer described in the Indenture at a purchase price, in cash, equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase, subject to the rights of Holders of Notes on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date.

8.                                      Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder shall register the transfer of or exchange Notes in accordance with the Indenture.  The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Company need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of 15 days before such Notes are selected for redemption, nor need the Company register the transfer or exchange of any Note selected for redemption in whole or in part.

9.                                      Persons Deemed Owners.

The registered Holder of a Note shall be treated as the owner of it for all purposes.

10.                               Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company or Holdings at its written request.  After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

11.                               Legal Defeasance and Covenant Defeasance.

The Company may be discharged from its obligations under the Notes and under the Indenture with respect to the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Notes and in the Indenture with respect to the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

A-1-8

12.                               Amendment; Supplement; Waiver.

Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding affected by such amendment or supplement, and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Notes then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or make any other change that does not adversely affect the rights of any Holder of a Note.

13.                               Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company or Holdings) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all of the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture.  If a bankruptcy Event of Default with respect to the Company or Holdings occurs and is continuing, the entire principal amount of the Notes then outstanding and interest accrued thereon, if any, shall immediately become due and payable.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

14.                               Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company as if it were not the Trustee.

15.                               No Recourse Against Others.

No stockholder, director, officer, employee, member or incorporator, as such, of the Company, of Holdings or any successor Person thereof shall have any liability for any obligation under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder of a Note by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

16.                               Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

17.                               Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

A-1-9

18.                               CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

19.                               Governing Law.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE, AND THE NOTE GUARANTEES, IF ANY, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

A-1-10

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                          agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:

Signed:

(Signed exactly as name appears on the
other side of this Note)

Signature
Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

A-1-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 11 of the Supplemental Indenture, check the box ☐.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 11 of the Indenture, state the amount you elect to have purchased (must be integral multiples of $1,000):

$

Dated:

Signed:

(Signed exactly as name appears on the
other side of this Note)

Signature
Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

A-1-12

EXHIBIT A-2

FORM OF 2023 NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

A-2-1

SPIRIT AEROSYSTEMS, INC.
3.950% Senior Note Due 2023

CUSIP No.: 85205T AJ9
No.	ISIN No.: US85205TAJ97
$

SPIRIT AEROSYSTEMS, INC., a Delaware corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to CEDE & CO., or registered assigns, the principal sum of $         (the “Principal”) on June 15, 2023.

Interest Payment Dates:  June 15 and December 15 (each, an “Interest Payment Date”), commencing on December 15, 2018.

Interest Record Dates:  June 1 and December 1 (each, an “Interest Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-2-2

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer under its seal.

SPIRIT AEROSYSTEMS, INC.

By:
Name:
Title:

A-2-3

This is one of the Notes referred to in the within-mentioned Indenture.

Dated: May 30, 2018

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Trustee

By:
Authorized Signatory

A-2-4

(REVERSE OF NOTE)

SPIRIT AEROSYSTEMS, INC.
3.950% Senior Note Due 2023

1.                                      Interest.

SPIRIT AEROSYSTEMS, INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Cash interest on the Note will accrue from May 30, 2018(2).  The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 15, 2018(3).  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  If any Interest Payment Date is not a Business Day, then the related payment of interest for such Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no further interest shall accrue as a result of such delay.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.                                      Method of Payment.

The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Interest Record Date and prior to such Interest Payment Date.  Holders must surrender their Note(s) to the Trustee to collect principal payments.  The Company shall pay principal and interest in Dollars.  Payment of principal of (and premium, if any) and any such interest on this Note will be made at the Corporate Trust Office of the Trustee in Chicago, Illinois or at any other office or agency designated by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address appears in the Note Register.  However, the payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 12:30 p.m., New York City time (or such other time as may be agreed to between the Company and the Paying Agent or the Company), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Notes surrendered.

3.                                      Paying Agent.

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent.  The Company may change any Paying Agent without notice to the Holders.

(2)                                 In the case of Initial Notes.

(3)                                 In the case of Initial Notes.

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4.                                      Indenture.

This Note is one of a duly authorized Series of Notes of the Company, designated as “3.950% Senior Notes due 2023” (collectively, the “Notes”) issued by the Company under an Indenture, dated as of May 30, 2018 (the “Indenture”), among the Company, Spirit AeroSystems Holdings, Inc. (“Holdings”) and the Trustee.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.  Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them.  To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

5.                                      Guarantee.

The payment by the Company of the principal of, and premium and interest on, the Notes is irrevocably and unconditionally guaranteed on a senior basis by Holdings.

6.                                      Optional Redemption.

(a)                                 Prior to the Par Call Date, the Notes shall be redeemable, in whole or in part, at the option of the Company at any time and from time to time, for cash, at a redemption price equal to the greater of:

(1)                                 100% of the principal amount of the Notes to be redeemed, and

(2)                                 as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of interest accrued on such Notes as of the date of redemption) assuming that such Notes matured on the Par Call Date but for the redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed up to, but excluding, the date of redemption.

(b)                                 On and after the Par Call Date, the Notes shall be redeemable, in whole or in part, at the option of the Company at any time and from time to time, for cash, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed up to, but excluding, the date of redemption.

7.                                      Change of Control Offer to Repurchase.

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes, Holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes pursuant to the offer described in the Indenture at a purchase price, in cash, equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase, subject to the rights of Holders of Notes on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date.

A-2-6

8.                                      Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder shall register the transfer of or exchange Notes in accordance with the Indenture.  The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Company need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of 15 days before such Notes are selected for redemption, nor need the Company register the transfer or exchange of any Note selected for redemption in whole or in part.

9.                                      Persons Deemed Owners.

The registered Holder of a Note shall be treated as the owner of it for all purposes.

10.                               Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company or Holdings at its written request.  After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

11.                               Legal Defeasance and Covenant Defeasance.

The Company may be discharged from its obligations under the Notes and under the Indenture with respect to the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Notes and in the Indenture with respect to the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

12.                               Amendment; Supplement; Waiver.

Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding affected by such amendment or supplement, and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Notes then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or make any other change that does not adversely affect the rights of any Holder of a Note.

13.                               Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company or Holdings) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all of the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture.  If a bankruptcy Event of Default with respect to the Company or Holdings occurs and is continuing, the entire principal amount of the Notes then outstanding and interest accrued thereon, if any, shall immediately become due and payable.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate

A-2-7

principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

14.                               Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company as if it were not the Trustee.

15.                               No Recourse Against Others.

No stockholder, director, officer, employee, member or incorporator, as such, of the Company, of Holdings or any successor Person thereof shall have any liability for any obligation under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder of a Note by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

16.                               Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

17.                               Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.                               CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

19.                               Governing Law.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE, AND THE NOTE GUARANTEES, IF ANY, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

A-2-8

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                          agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:

Signed:

(Signed exactly as name appears on the
other side of this Note)

Signature
Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

A-2-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 11 of the Supplemental Indenture, check the box ☐.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 11 of the Indenture, state the amount you elect to have purchased (must be integral multiples of $1,000):

$

Dated:

Signed:

(Signed exactly as name appears on the
other side of this Note)

Signature
Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

A-2-10

EXHIBIT A-3

FORM OF 2028 NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

A-3-1

SPIRIT AEROSYSTEMS, INC.
4.600% Senior Note Due 2028

CUSIP No.: 85205T AK6
No.	ISIN No.: US85205TAK60
$

SPIRIT AEROSYSTEMS, INC., a Delaware corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to CEDE & CO., or registered assigns, the principal sum of $         (the “Principal”) on June 15, 2028.

Interest Payment Dates:  June 15 and December 15 (each, an “Interest Payment Date”), commencing on December 15, 2018.

Interest Record Dates:  June 1 and December 1 (each, an “Interest Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-3-2

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer under its seal.

SPIRIT AEROSYSTEMS, INC.

By:
Name:
Title:

A-3-3

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:  May 30, 2018

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Trustee

By:
Authorized Signatory

A-3-4

(REVERSE OF NOTE)

SPIRIT AEROSYSTEMS, INC.
4.600% Senior Note Due 2028

1.                                      Interest.

SPIRIT AEROSYSTEMS, INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Cash interest on the Note will accrue from May 30, 2018(4).  The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 15, 2018(5).  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  If any Interest Payment Date is not a Business Day, then the related payment of interest for such Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no further interest shall accrue as a result of such delay.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.                                      Method of Payment.

The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Interest Record Date and prior to such Interest Payment Date.  Holders must surrender their Note(s) to the Trustee to collect principal payments.  The Company shall pay principal and interest in Dollars.  Payment of principal of (and premium, if any) and any such interest on this Note will be made at the Corporate Trust Office of the Trustee in Chicago, Illinois or at any other office or agency designated by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address appears in the Note Register.  However, the payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 12:30 p.m., New York City time (or such other time as may be agreed to between the Company and the Paying Agent or the Company), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Notes surrendered.

3.                                      Paying Agent.

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent.  The Company may change any Paying Agent without notice to the Holders.

(4)                                 In the case of Initial Notes.

(5)                                 In the case of Initial Notes.

A-3-5

4.                                      Indenture.

This Note is one of a duly authorized Series of Notes of the Company, designated as “4.600% Senior Notes due 2028” (collectively, the “Notes”) issued by the Company under an Indenture, dated as of May 30, 2018 (the “Indenture”), among the Company, Spirit AeroSystems Holdings, Inc. (“Holdings”) and the Trustee.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.  Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them.  To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

5.                                      Guarantee.

The payment by the Company of the principal of, and premium and interest on, the Notes is irrevocably and unconditionally guaranteed on a senior basis by Holdings.

6.                                      Optional Redemption.

(a)                                 Prior to the Par Call Date, the Notes shall be redeemable, in whole or in part, at the option of the Company at any time and from time to time, for cash, at a redemption price equal to the greater of:

(1)                                 100% of the principal amount of the Notes to be redeemed, and

(2)                                 as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of interest accrued on such Notes as of the date of redemption) assuming that such Notes matured on the Par Call Date but for the redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed up to, but excluding, the date of redemption.

(b)                                 On and after the Par Call Date, the Notes shall be redeemable, in whole or in part, at the option of the Company at any time and from time to time, for cash, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed up to, but excluding, the date of redemption.

7.                                      Change of Control Offer to Repurchase.

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes, Holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes pursuant to the offer described in the Indenture at a purchase price, in cash, equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase, subject to the rights of Holders of Notes on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date.

A-3-6

8.                                      Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder shall register the transfer of or exchange Notes in accordance with the Indenture.  The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Company need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of 15 days before such Notes are selected for redemption, nor need the Company register the transfer or exchange of any Note selected for redemption in whole or in part.

9.                                      Persons Deemed Owners.

The registered Holder of a Note shall be treated as the owner of it for all purposes.

10.                               Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company or Holdings at its written request.  After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

11.                               Legal Defeasance and Covenant Defeasance.

The Company may be discharged from its obligations under the Notes and under the Indenture with respect to the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Notes and in the Indenture with respect to the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

12.                               Amendment; Supplement; Waiver.

Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding affected by such amendment or supplement, and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Notes then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or make any other change that does not adversely affect the rights of any Holder of a Note.

13.                               Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company or Holdings) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all of the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture.  If a bankruptcy Event of Default with respect to the Company or Holdings occurs and is continuing, the entire principal amount of the Notes then outstanding and interest accrued thereon, if any, shall immediately become due and payable.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate

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principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

14.                               Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company as if it were not the Trustee.

15.                               No Recourse Against Others.

No stockholder, director, officer, employee, member or incorporator, as such, of the Company, of Holdings or any successor Person thereof shall have any liability for any obligation under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder of a Note by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

16.                               Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

17.                               Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.                               CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

19.                               Governing Law.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE, AND THE NOTE GUARANTEES, IF ANY, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                          agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:

Signed:

(Signed exactly as name appears on the
other side of this Note)

Signature
Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 11 of the Supplemental Indenture, check the box ☐.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 11 of the Indenture, state the amount you elect to have purchased (must be integral multiples of $1,000):

$

Dated:

Signed:

(Signed exactly as name appears on the
other side of this Note)

Signature
Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

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